CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges            Exhibit (12) (i)(i)
and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                         2003
                                                         ---------------------------------------
                                                          3 Months      9 Months      12 Months
                                                            Ended         Ended         Ended
                                                           Sept 30       Sept 30       Sept 30
                                                          ---------     ---------     ---------
    Earnings: ($000)
 A.     Net Income                                        $   6,926     $  29,277     $  36,157
 B.     Federal & State Income Tax                            4,671        20,133        24,794
                                                          ---------     ---------     ---------
 C.     Earnings before Income Taxes                      $  11,597     $  49,410     $  60,951
                                                          =========     =========     =========
 D.     Fixed Charges
             Interest on Mortgage Bonds                          68           570           833
             Interest on Other Long-Term Debt                 2,599         7,850        10,579
             Other Interest (2)                               2,974         7,776        10,559
             Interest Portion of Rents                          194           562           746
             Amortization of Premium & Expense on Debt          249           897         1,222
                                                          ---------     ---------     ---------
               Total Fixed Charges                        $   6,084     $  17,655     $  23,939
                                                          =========     =========     =========

 E.     Total Earnings                                    $  17,681     $  67,065     $  84,890
                                                          =========     =========     =========

    Preferred Dividend Requirements:
 F.     Allowance for Preferred Stock Dividends
             Under IRC Sec 247 (2)                        $     242     $   1,145     $   1,596
 G.     Less Allowable Dividend Deduction                       (32)          (96)         (127)
                                                          ---------     ---------     ---------
 H.     Net Subject to Gross-up                                 210         1,049         1,469
 I.     Ratio of Earnings before Income
             Taxes to Net Income (C/A)                        1.674         1.688         1.686
                                                          ---------     ---------     ---------
 J.     Pref. Dividend (Pre-tax) (H x L)                        352         1,771         2,477
 K.     Plus Allowable Dividend Deduction                        32            96           127
                                                          ---------     ---------     ---------
 L.     Preferred Dividend Factor                               384         1,867         2,604
 M.     Fixed Charges (D)                                     6,084        17,655        23,939
                                                          ---------     ---------     ---------
 N.     Total Fixed Charges and Preferred Dividends       $   6,468     $  19,522     $  26,543
                                                          =========     =========     =========

 O.     Ratio of Earnings to Fixed Charges (E/D)               2.91          3.80          3.55
                                                          =========     =========     =========
 P.     Ratio of Earnings to Fixed Charges and
        Preferred Dividends (E/N)                              2.73          3.44          3.20
                                                          =========     =========     =========


                                                                                 Year Ended December 31,
                                                        ------------------------------------------------------------------------

                                                            2002           2001 (1)       2000          1999          1998
                                                         ---------        ---------     ---------     ---------     ---------
   Earnings: ($000)
A.     Net Income                                        $  32,524        $  44,178     $  52,595     $  51,881     $  52,544
B.     Federal & State Income Tax                           21,690           (7,637)       37,150        28,144        28,627
                                                         ---------        ---------     ---------     ---------     ---------
C.     Earnings before Income Taxes                      $  54,214        $  36,541     $  89,745     $  80,025     $  81,171
                                                         =========        =========     =========     =========     =========
D.     Fixed Charges
            Interest on Mortgage Bonds                       2,136            5,211        11,342        13,057        14,225
            Interest on Other Long-Term Debt                 9,819           10,446        12,864        11,094         8,890
            Other Interest (2)                              11,772           11,820         6,251         4,860         3,639
            Interest Portion of Rents                          749              801           962           993         1,004
            Amortization of Premium & Expense on Debt        1,249            1,350         1,170           993           924
                                                         ---------        ---------     ---------     ---------     ---------
              Total Fixed Charges                        $  25,725        $  29,628     $  32,589     $  30,997     $  28,682
                                                         =========        =========     =========     =========     =========

E.     Total Earnings                                    $  79,939        $  66,169     $ 122,334     $ 111,022     $ 109,853
                                                         =========        =========     =========     =========     =========

   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
            Under IRC Sec 247 (2)                        $   2,161        $   3,230     $   3,230     $   3,230     $   3,230
G.     Less Allowable Dividend Deduction                      (127)            (127)         (127)         (127)         (127)
                                                         ---------        ---------     ---------     ---------     ---------
H.     Net Subject to Gross-up                               2,034            3,103         3,103         3,103         3,103
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                        1.667            0.827         1.706         1.542         1.545
                                                         ---------        ---------     ---------     ---------     ---------
J.     Pref. Dividend (Pre-tax) (H x L)                      3,391            2,566         5,294         4,785         4,794
K.     Plus Allowable Dividend Deduction                       127              127           127           127           127
                                                         ---------        ---------     ---------     ---------     ---------
L.     Preferred Dividend Factor                             3,518            2,693         5,421         4,912         4,921
M.     Fixed Charges (D)                                    25,725           29,628        32,589        30,997        28,682
                                                         ---------        ---------     ---------     ---------     ---------
N.     Total Fixed Charges and Preferred Dividends       $  29,243        $  32,321     $  38,010     $  35,909     $  33,603
                                                         =========        =========     =========     =========     =========

O.     Ratio of Earnings to Fixed Charges (E/D)               3.11             2.23          3.75          3.58          3.83
                                                         =========        =========     =========     =========     =========
P.     Ratio of Earnings to Fixed Charges and
       Preferred Dividends (E/N)                              2.73             2.05          3.22          3.09          3.27
                                                         =========        =========     =========     =========     =========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of the interests of Central Hudson in its major electric generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS #150 reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.